CorProminence HIGH VISIBILITY - HIGH PERFORMANCE INTEGRATED INVESTOR AND PUBLIC RELATIONS

MARKETING AND CONSULTING AGREEMENT

SJ D.M.

THIS AGREEMENT (the "Agreement"), is made and entered into as of the 23rd day of December, 2013, by and between CorProminence, LLC, a New York limited liability company, with offices at 377 Oak Street, Concourse 2, Garden City, NY 11530 ("CorProminence" or the "Consultant") and TransCoastal Corporation, 17304 Preston Road, Suite 700, Dallas, TX 75252 (hereinafter referred to as "TransCoastal Corp.," or the "Company") and (hereinafter referred to collectively as the "Parties").

WHEREAS, Consultant is in the business of providing services for shareholder information and relations; and

WHEREAS, the Company has orally retained the Consultant to render to the Company such of the above enumerated services as may be needed; and

WHEREAS, the Parties wish to reduce to writing the terms and conditions under which Consultant will provide services to the Company.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other valid consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Term of Agreement.

The Agreement shall continue in effect from the date hereof through the expiration of a period of 6 months (the "Term"), and thereafter may be renewed upon the mutual written consent of the Parties.

D.M. SJ

Nature of Services to be rendered:

During the Term of this Agreement, CorProminence shall provide TransCoastal Corp., on a best efforts basis a strategic market and investor awareness program by providing comprehensive corporate and shareholder communications development which will promote the TransCoastal Corp., brand and incorporate the following, all subject to the prior approval of the Company:

ON DEMAND ROAD SHOW SERVICES:

RoadShow: CorProminence will coordinate and facilitate key introductions to retail financial services communities, including broker dealers, investment bankers, fund managers and analysts; including coordinating retail "roadshow" days in various geographical locations and money centers. This service also includes virtual meetings conducted electronically via "Go To Meeting" and the like.

Financial Industry Events: CorProminence sponsors, prepares for and participates with client companies within select, pre-approved financial and relevant industry trade shows, (i.e., ROTH, RODMAN, NIBA, FSX, LD MICRO, SIDOTI, MARCUM, PIPES, SCIA etc....),

including preparation of corporate promotional collateral and investor presentations, as needed.

Luncheon Series: CorProminence arranges and coordinates pre-approved client sponsored luncheons with a targeted audience of 25-50 Brokers and Broker-Dealers and other investment sources, (analysts, bankers, investors) in one setting, in the following markets: Boston, New York, Philadelphia, Atlanta, Florida, St. Louis, Chicago, Dallas, San Francisco, Los Angeles. **(Additional Cost: $1000 per luncheon plus cost of lunch.)**

IR NEWSROOM PROMOTION: CorProminence will develop and integrate an interactive Investor Relations News, Content and Video Channel Hub; includes content updates and maintenance in coordination with IRWebkit (TransCoastal Corp., would contract directly with IRWebkit).

The CorVideo™ EXECUTIVE INTERVIEW SERIES:

CorProminence will conduct, produce and distribute up to 1 Executive Interview Video per month (additional videos incur an additional cost of $1,000 per video). Distribution will occur on corporate IR Newsroom, Corporate You Tube Channel, social media channels and many other financial and social distribution sources including the Zacks Research Distribution network, should that resource become available. Production includes copy writing, transcription, graphics, video template design, recording, production, post- production, Video categories are as follows: Executive Interviews, Video News Releases.

Compensation:

1. Upon the signing of this formal Consulting Services Agreement the Company shall promptly deliver to the vendor a monthly retainer of Six thousand ($6,000) dollars per month and shall pay said retainer at the 20th day of each month. On March 23, 2014, the Company shall deliver to the vendor a monthly retainer of Eight thousand ($8,000) dollars per month for the duration of the term of the contract and shall pay said retainer at the 20th day of each month. Retainer applies to all costs associated with delivering services enumerated except for the cost of the Luncheon Series Meetings and cost for the meals, which the Company will pay for separately. The company will also be responsible for registration and travel costs for any and all Financial Industry Events where the Company presents or participates, inclusive of T&E for members of CorProminence. SG D.M.

2. In addition, the Company agrees to promptly award, issue and deliver $75,000 worth of authorized common shares of the Company (TRANSCOASTAL), based upon the closing price of the stock (TCEC) on the day of the signing of this agreement, in the form of restricted shares, bearing the appropriate indicative legend thereto, for CorProminence's work as additional consideration for the services to be provided by CorProminence to the Company under the term of this Agreement.

Wiring instructions for payment of the monthly retainer are below:

Corprominence, LLC
377 Oak Street
Concourse 2
Garden City, NY 11530

Banc of America
Roslyn Heights, NY
Routing Number: 026009593
Account Number: 483018668556
Tax ID Number: 27-0694138

The Company shall have no other obligation to Consultant for payment, excepting the obligation for additional compensation as contained herein.

Disclosure of Information.

The Company will furnish to Consultant all such information relating to the Company as reasonably necessary for Consultant to perform the services to be performed hereunder. In performing the services, Consultant shall use only those materials which have been provided by the Company or which the Company has approved in writing for use by the Consultant in advance. Consultant shall not make any representations on behalf of the Company without the prior written consent and approval of the Company. Nothing herein shall grant Consultant any right, title, or interest in the Company's trademarks, patents, copyrights, trade secrets or other intellectual property.

The Consultant shall NOT disclose to any third party any material non-public information or data received from the Company without the prior written consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

Expenses: Only expenses that would ordinarily be incurred by the Client will be billed back on a monthly basis. Applicable reimbursements would include: postage for investor packages or research reports (if our office provides fulfillment), fees for news wire services (if our office disseminates news releases), and fees for fax-broadcasting news releases. The Client shall provide Company all investor and broker due-diligence packages. Any packages requiring additional photocopying/printing will be billed back to the Client at cost (with no mark-up). Any extraordinary items, such as broker lunch presentations, air travel (air travel over four (4) hours Corprominence has the option to fly first class), hotel, ground transportation or media

campaigns, etc. shall be paid by the Client, only with Client authorization prior to incurring any expenses. Any expenses over $1000 within a calendar month shall be subject to pre-approval by the Company.

Representations and Warranties of the Consultant.
In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the "SEC"), the Financial Industry Regulatory Authority ("FINRA"), the securities commissioner or department of any state, or any other regulatory or governmental body or agency.

Neither the Consultant nor any of its principals is subject to any investigation, inquiry, sanction or restriction imposed by the SEC, FINRA, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant's execution of this Agreement or the performance of its obligation hereunder. The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's.

Representations and Warranties of the Company
In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional representations and warranties:

The Company is not subject to any restriction imposed by the SEC or by operation of the 1933 Act, the Exchange Act of 1934, as amended (the "1934 Act") or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to the Consultant set forth herein. All payments are required to be made on time and in accordance with the payment terms and conditions set forth herein.

Indemnification of Consultant by the Company.
The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company's securities occurring out of or in connection with the Consultant's relationship with the Company including, without limitation, reasonable attorney's fees and other costs arising out of any such claims; provided, however, that the Company will not be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of Consultant.

Indemnification of the Company by the Consultant.

The Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any of the Consultant's gross negligence or intentional breach of its representations, warranties or agreements made hereunder.

Applicable Law.
It is the intention of the Parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

Disputes.
The parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof shall be submitted to and determined by arbitration pursuant to the rules of the American Arbitration Association in effect at the time of the commencement of the arbitration ("AAA Rules"). Unless otherwise provided in this Agreement, any arbitration must be commenced within six (6) months from the arising of the breach, dispute, controversy or claim. If not timely commenced, no arbitration or lawsuit may be commenced thereafter with regard to such matter nor may the same be asserted in any subsequent arbitration or lawsuit by way of a counterclaim or affirmative defense. The issues shall be submitted to a single arbitrator selected from panels of arbitrators of the said association. If the parties are unable to agree upon an arbitrator within thirty (30) days of the commencement of the arbitration, the arbitrator shall be selected in accordance with the AAA Rules. Any award rendered shall be binding upon the parties and judgment upon such award may be entered in any court of competent jurisdiction. The arbitrator shall have the power to award a decree of specific performance, punitive damages, temporary or permanent injunctive relief or any other legal or equitable remedy and said award shall be binding upon the parties as though decreed by a court of competent jurisdiction. In addition, the arbitrator shall retain the right to award equitable relief in order to carry out the provisions of this Agreement and/or to effectuate the mechanisms set forth in this Agreement. However, the decisions and rulings of the arbitrator must be in writing setting forth findings of fact and law and shall be consistent with and limited to the terms of this Agreement. Any decree or finding inconsistent with this Agreement may be challenged by any party in a court of competent jurisdiction. All costs, expenses and fees of the arbitration and attorneys', accountants' and expert witness fees shall be paid as directed by the arbitrators, who shall have the power to award the prevailing party all such fees, costs and expenses. Each party shall bear its own costs, fees and expenses not awarded by the arbitrators. Notwithstanding anything to the contrary contained in this Section, any party shall have the right to apply to a court of competent jurisdiction for and to obtain a temporary restraining order and/or injunctive relief in order to prevent or ameliorate irreparable damage pending the commencement and outcome of the arbitration.

Non-Circumvention.
The Parties agree that Confidential Information shall not be used for the enrichment, directly or indirectly, of the Consultant or its agents or representatives, without the express written consent

of the Company. The Parties further agree that following receipt of confidential information from the Company including but not limited to relationships and business contacts, Consultant shall not contract or attempt to sell to, transact with or purchase from the Company provided sources without the written permission from the Company unless (i) a business relationship between Consultant and the Company provided source predated this Agreement, and (ii) Consultant can substantiate exchanges specific to the Company disclosed information between Consultant and the Company provided source prior to the date of the signing of this Agreement.

No Assignment or Delegation Without Prior Approval.
No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

Survival of Agreement.
The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

Independent Contractor.
Consultant agrees to perform its Services hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the Parties to this Agreement. The Consultant shall have no authority to enter into contracts or agreements on behalf of the Company or to bind the Company in any manner whatsoever, unless directed in writing by the Company in advance.

No Amendment Except in Writing.
Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

Waiver of Breach.
No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

Severability of the Agreement
Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

Termination of the Agreement.
This Agreement may be terminated by either party upon 60 days written notice to the other party. In the event of termination of this Agreement by the Company, unless such termination was due to Consultant's gross negligence or breach of its representations, warranties or agreements made hereunder, the Consultant shall be entitled to keep any and all fees, compensation or other consideration it received prior to the Date of Termination.

Counterparts and Facsimile Signature.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

No Construction Against Drafter.
The Agreement shall be construed without regard to any presumption or other requiring construction against the Party causing the drafting hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

By: ______________________
Officer, TransCoastal Corp.

Print Name: Stuart Hagler

By: Scott Gordon
Officer, CorProminence, LLC

Print Name: Scott Gordon